UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2009

LA CORTEZ ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Calle 67 #7-35 Oficina 409, Bogota, Colombia	N/A
(Address of principal executive offices)	(Zip code)

(941)-870-5433
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release issued by La Cortez Energy, Inc. (“the Company”) on September 8, 2009.

This press release announces that Emerald Energy Plc., the operator of the Maranta Block in the Putumayo Basin of Colombia, where the Company will hold a 20% working interest, has reached the intended total depth of 11,578 feet on the Mitro-1 exploration well, with oil and gas showed recorded across the four target reservoirs.  Three of the four potentially hydrocarbon bearing intervals have been flow tested with one (the Villeta U sand interval) flowing at a material initial oil rate.  The fourth interval (the Villeta N sand interval) is currently being tested.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: September 8, 2009	By:	/s/ Andres Gutierrez Rivera
Andres Gutierrez Rivera, President